Exhibit 99.1

Cidara Therapeutics Provides Corporate Update and Reports Fourth Quarter and Full Year 2019 Financial Results

SAN DIEGO, March 3, 2020 -- Cidara Therapeutics, Inc. (Nasdaq: CDTX), a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives, reported financial results for the three months and full year ended December 31, 2019, and provided an update on its corporate activities and product pipeline.

"2019 was a transformational year for Cidara, as we achieved multiple key corporate and clinical milestones," said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. "In July 2019 we released positive top line data from our STRIVE B clinical trial which was followed in September with the announcement of our partnership with Mundipharma for the ex-U.S. and ex-Japan rights to rezafungin. We also announced the nomination of our Cloudbreak development candidate, CD377, which we plan to develop as the first antiviral drug conjugate (AVC) with the potential for universal, once-per-season prevention, as well as treatment of influenza. The significant momentum our business generated in 2019 continued into early 2020, as we recently raised $30 million via a rights offering that was fully backstopped by BVF Partners and Stonepine Capital. Looking ahead, we continue to enroll patients in our pivotal Phase 3 ReSTORE treatment trial and we will initiate our Phase 3 ReSPECT prophylaxis study."

Recent Corporate Highlights

•	Raised $30 million in equity: In February 2020, Cidara closed a $30 million rights offering that was fully backstopped by BVF Partners L.P. and Stonepine Capital, LP.

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Presented preclinical rezafungin data at TCT: In February 2020, Cidara presented preclinical data supporting rezafungin for the prevention of invasive fungal infections in patients undergoing blood and marrow transplantation at the Transplantation & Cellular Therapy (TCT) Meetings of the American Society for Transplantation & Cellular Therapy and the Center for International Blood & Marrow Transplant Research.

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Highlighted new preclinical data at the 2019 ASH Annual Meeting: In December 2019, Cidara presented new preclinical data supporting the rezafungin program for the prevention of invasive fungal infections at the 61st American Society of Hematology (ASH) Annual Meeting.

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Presented rezafungin data at the Interdisciplinary Meeting on Anti-Infective Chemotherapy: In December 2019, Cidara delivered an oral presentation providing an overview of the rezafungin clinical development program for the treatment and prevention of invasive fungal infections at the 39th Interdisciplinary Meeting on Anti-Infective Chemotherapy.

Fourth Quarter and Full Year 2019 Financial Results

•	Revenues were $1.8 million and $20.9 million for the three months and full year ended December 31, 2019, compared to no revenue for the same periods in 2018.

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Cash, cash equivalents, and restricted cash totaled $60.3 million at December 31, 2019, compared to $74.6 million at December 31, 2018. This does not include the $30 million raised through the rights offering completed in February 2020.

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As of December 31, 2019, Cidara had 33,838,466 shares of common stock outstanding, 565,231 shares of Series X convertible preferred stock issued and outstanding at December 31, 2019. This does not include 6,639,307 shares of common stock and 531,288 shares of Series X convertible preferred stock issued through the rights offering completed in February 2020.

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Research and development expenses were $11.5 million and $46.4 million for the three months and full year ended December 31, 2019, compared to $13.0 million and $49.1 million for the same periods in 2018.

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General and administrative expenses were $4.4 million and $16.2 million for the three months and full year ended December 31, 2019, compared to $3.6 million and $14.1 million for the same periods in 2018.

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Net loss for the three months ended December 31, 2019, was $14.0 million, compared to a net loss of $12.3 million for the fourth quarter of 2018. Net loss for the 12 months ended December 31, 2019, was $41.1 million, compared to a net loss of $59.0 million for the year ended December 31, 2018.

About Cidara Therapeutics
Cidara is developing therapeutics to improve the standard of care for patients with severe fungal or viral infections. The Company’s portfolio is comprised of breakthrough approaches aimed at transforming existing treatment and prevention paradigms, first with its lead antifungal candidate, rezafungin, in addition to therapies targeting influenza and other viral diseases from Cidara’s proprietary Cloudbreak® platform. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements regarding whether achievement of corporate or clinical milestones in 2019 will have a positive impact on our future or be transformational to our business in the future, or whether we will commence enrollment in ReSPECT on time, or at all. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the availability of, and participation in, financing opportunities. These and other risks are identified in our filings with the SEC, including without limitation our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and in other filings subsequently made by Cidara with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com

MEDIA CONTACT:
Karen O’Shea, Ph.D.
LifeSci Communications
(929) 469-3860
koshea@lifescicomms.com

Cidara Therapeutics, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
(In thousands)
ASSETS
Cash, cash equivalents, and restricted cash	$60,268	$74,562
Accounts receivable and other current assets	5,546	2,567
Non-current assets	3,162	1,983
Total assets	$68,976	$79,112

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	$31,141	$19,973
Stockholders' equity	37,835	59,139
Total liabilities and stockholders' equity	$68,976	$79,112

Cidara Therapeutics, Inc.
Condensed Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
(In thousands, except share and per share data)	(unaudited)
Revenues:
Collaboration revenue	$1,815	$—	$20,915	$—
Total revenues	1,815	—	20,915	—
Operating expenses:
Research and development	11,490	13,046	46,401	49,142
General and administrative	4,405	3,552	16,238	14,143
Total operating expenses	15,895	16,598	62,639	63,285
Loss from operations	(14,080)	(16,598)	(41,724)	(63,285)
Other income (expense):
Change in fair value of contingent forward purchase obligation	—	4,075	411	3,851
Interest income (expense), net	57	182	221	629
Other expense	—	(1)	—	(211)
Total other income (expense)	57	4,256	632	4,269
Net loss	$(14,023)	(12,342)	$(41,092)	$(59,016)
Recognition of beneficial conversion feature	—	—	—	(10,329)
Net loss attributable to common shareholders	$(14,023)	$(12,342)	$(41,092)	$(69,345)
Basic and diluted net loss per common share	$(0.42)	$(0.44)	$(1.41)	$(2.76)
Shares used to compute basic and diluted net loss per common share	33,272,964	27,780,212	29,093,174	25,142,976

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